EXHIBIT 10.1

Tennessee Commerce Bancorp, Inc.

STOCK OPTION PLAN

ARTICLE 1

1)             General Purpose.  The purpose of the Tennessee Commerce Bancorp Stock Option Plan (the “Plan”) is to provide certain key employees of Tennessee Commerce Bancorp, a Tennessee Corporation, (the “Company”) and its subsidiaries and affiliates, an incentive to

•      Join and/or remain in the service of the Company,

•      Maintain and enhance the long term performance and profitability of the Company.

•      Acquire a proprietary interest in the success of the Company.

2)             Definition of Certain Terms

A)           “Agreement” means an agreement issued pursuant to Section 2.1.
B)            “Board” means the Board of Directors of the Company.
C)            “Code” means the Internal Revenue Code of 1986, as amended.
D)            “Company” means Tennessee Commerce Bancorp, Inc.
E)            “Common Stock” means the shares of common stock, no par value, of the company and any other shares into which such common stock shall be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.
F)            “Optionee” means an employee of the Company or any of its subsidiaries or affiliates who has been awarded any Option under this Plan.
G)            “Option” means a “nonqualified” stock option, as described in Section 1.3.E of the Plan.
H)            The terms “parent corporation” and “subsidiary corporation” as used herein shall have the meaning given those terms in Code section 425(e) and (f), respectively.  A corporation shall be deemed a parent or a subsidiary only for such periods during which the requisite ownership relationship is maintained.
I)             “Plan” means the Tennessee Commerce Bancorp Stock Option Plan.
J)             “Termination with Cause”, with respect to any Optionee, means termination by the Company or any of its subsidiaries or affiliates of such Optionee’s employment for:

1)             Misappropriation of corporate funds
2)             Conviction of a felony or a crime involving moral turpiture
3)             Failure to comply with directions of the Chief Executive Officer or other superiors of the Optionee or the Board of Directors of the Company or any of its subsidiaries or affiliates
4)             Gross negligence and willful misconduct

3)             Administration

A)           The “Plan” will be administered by the Board of Directors Tennessee Commerce Bancorp, Inc.
1)             The Board of Directors of Tennessee Commerce Bancorp, Inc. shall have the authority

(a)           to exercise all powers granted under the Plan

(b)           to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1 in accordance with the terms thereof

(c)           to prescribe, amend and rescind rules and regulations related to the Plan

(d)           to correct any defect, supply any omission and reconcile any inconsistency in the Plan

(e)           to grant Options on such terms, not inconsistent with the Plan, as it shall determine.

B)            The determination of the Board of Directors on all matters relating to the Plan or any Agreement shall be conclusive.
C)            No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.
D)            Persons eligible for Awards:  Awards under the Plan may be made from time to time to such key employees of the Company or its subsidiaries and affiliates as the Board of Directors at its sole discretion select.
E)            Types of Awards Under the Plan:  Awards may be made under the Plan in the form of stock options, which shall be “nonqualified” stock options subject to the provisions of Section 83 of the Internal Revenue Code, all as more fully set forth in Section 2.
F)            Shares Available for Awards:  Subject to Section 3.5 (relating to adjustments upon changes in capitalization), the maximum number of shares of Common Stock with respect to which Options may be awarded under the Plan shall be equal to 25,000 shares

1)

Shares that are issued upon the exercise of Options awarded under the Plan shall be authorized and unissued shares.

2)

Shares of Common Stock covered by Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan

3)

Without limiting the generality of the provisions of this section, the Board may, but solely with the Optionee’s consent, agree to cancel any award of Options under the Plan and issue new Options in substitution thereof, provided that the Options so substituted shall satisfy all of the requirements of the Plan as of the date such new Options are awarded.

ARTICLE 2

1)             Agreements Evidencing Stock Options

A)           Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Board of Directors may in its sole discretion deem necessary or desirable.  Without limiting the generality of the foregoing, the Board may in any Agreement impose such restrictions or conditions upon the exercise of an Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise of an Option as the Committee may in its sole discretion determine.  By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award and shares of Common Stock acquired upon exercise of an Option shall be subject to all of the terms and provisions of the Plan, including but not limited to, the provisions of Section 1.3.C.
B)            Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.
C)            Each Agreement relating to Options shall set forth the amount payable by the Optionee to the Company upon exercise of the Option evidenced thereby.  The Option exercise price per share of Common Stock of a “nonqualified” stock option shall be not less than $10.00 per share, adjusted as determined by the Board to reflect changes in capitalization as contemplated by Section 3.4

2)             Term of Options

A)           Each Agreement shall set forth the period during with the Option evidenced thereby shall be exercisable, whether in whole or in part, such periods to be determined by the Board of Directors at its discretion

3)             Exercise of Options: Subject to the provisions of Article 2, each Option granted under the Plan shall be exercised as follows:

A)           An Option shall become exercisable at such times and subject to such conditions as the applicable Agreement may provide.
B)            Unless the applicable Agreement provides otherwise, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.
C)            Each Agreement will expressly define the vesting schedule of the Options applicable to that Agreement.  The Board of Directors may provide different vesting schedules in different Agreements at its sole option.
D)            An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Board of Directors shall in its sole discretion prescribe.
E)            Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased.  Such payment shall be made by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Board).  As soon as practicable after receipt of such payment, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock purchased.

4)             Termination of Options

A)           Notwithstanding anything to the contrary in this Plan, except as the Agreement may otherwise provide or as set fourth in Section 2.4(b) Section 2.4(c) or Section 2.4(d), Options granted to an Optionee (and already vested but not yet exercised) shall terminate on the date which is 45 days after termination of his employment with the Company for any reason (other than death or disability in which case the Options shall terminate on the date which is 180 days after the date of such termination).
B)            Notwithstanding anything to the contrary in this Plan, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee’s Agreement shall immediately expire in the event of a Termination With Cause of the Optionee by the Company at any time.
C)            In the event of a Non-Control Transaction (as hereinafter defined),

1)             All outstanding Options shall remain outstanding and subject to the terms and conditions of the Plan, including the vesting schedule described in each Agreement and
2)             Each Optionee shall be entitled to receive in respect of each share of Common Stock subject to the Option, upon exercise of such Option after the vesting thereof, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common stock was entitled to receive in the Non-Control Transaction in respect of a share.

D)            In the event of a Transaction (as hereinafter defined), each outstanding Option shall vest, and, as of the date of the occurrence of the Transaction (the “Transaction Date”), the Company shall have the right to cancel any or all Options which have not been exercised as of the Transaction Date, subject to the payment of the purchase price as defined below.

1)             If paid in cash, the purchase price payable by the Company to the Optionee upon the cancellation of each vested and non-vested but unexercised Option will be the fair market value of the Common Stock underlying each such Option determined as of the Transaction Date less the aggregate exercise price of each such Option.
2)             The fair market value shall be determined in good faith by the Board of Directors based on the value being paid to or received by the holders of Common Stock in such Transaction for their shares of Common Stock.

E)            “Transaction” means

1)             the approval by stockholders of the liquidation or dissolution of the Company or Tennessee Commerce Bank
2)             the sale or other disposition of 51% or more of the outstanding interests of voting stock of the Company
3)             the merger or consolidation of Tennessee Commerce Bank or the Company with or into any entity.
4)             The term “Transaction” in each of the definitions above shall exclude each transaction which is a “Non-Control” transaction.

F)            A “Non-Control” transaction is defined as

1)             A merger or consolidation following which those persons who owned directly or indirectly a majority of the outstanding interests or shares of voting stock immediately prior to such merger or consolidation will own directly or indirectly a majority of the outstanding interest or shares of voting stock of the surviving corporation.
2)             A public offering of additional shares of Common Stock of the Company or of shares in any subsidiary of the Company.

ARTICLE 3

1)             Amendment of the Plan:  The Board of Directors may, without stockholder approval, from time to time suspend or discontinue the Plan or amend it in any respect whatsoever, except that no such suspension, revision, or amendment shall adversely alter or impair any rights or obligations under any award theretofore made under the Plan with the consent of the person to whom such award was made.

2)             With the consent of the Optionee and subject to the terms and conditions of the Plan, the Board may amend outstanding Agreements with such Optionee, for example, to accelerate the time or times at which an Option may be exercised or to extend the scheduled expiration date of the Option.

3)             Nonassignability:  No right granted to any Optionee under the Plan or under any Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution.  During the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by him.

4)             Withholding of Taxes:  The Company shall be entitled to withhold an amount sufficient to satisfy any federal, state or other governmental tax requirements related to an Option.  Whenever, under the Plan, shares of Common Stock are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of deliver that the Optionee remit an amount sufficient to satisfy all federal state and other governmental tax withholding requirements related thereto.

5)             Adjustments Upon Changes in Capitalization:  If and to the extent specified by the Board, the exercise price for Options and the number of shares of Common Stock which may be issued pursuant to the exercise of Options granted under the Plan may be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in the number of shares of Common Stock; provided, however, that any Options to purchase fractional shares shall be eliminated.

6)             Right of Discharge Reserved:  Nothing in this Plan or in any Agreement shall confer upon any employee or other person the right to continue in the employment or service of the Company or any of its subsidiaries or affiliates or affect any right with the Company or any of its subsidiaries or affiliates may have to terminate the employment or service of such employee or other person.

7)             No Rights as a Stockholder:  No Optionee or other person holding an Option shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to him for each share.  Except as otherwise provided in Section ---, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issue.

8)             Nature of Payments:

A)           Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed by the Optionee for the Company or any of its subsidiaries or affiliates.

B)            All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Board, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits.

9)             Non-Uniform Determinations:  Determinations by the Board of Director under the Plan need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan.

10)           Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or any of its subsidiaries or affiliates from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing

11)           Effective Date and Term of Plan:

A)           This Plan shall be deemed adopted and become effective upon the approval thereof of the Board of Directors.

B)            The Plan shall terminate 10 years after the date on which it becomes effective, and no awards shall thereafter be made under the Plan.  Notwithstanding the foregoing, all awards made under the Plan prior to the date on which the Plan terminates shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

Tennessee Commerce Bancorp, Inc.

STOCK OPTION PLAN

(a)  NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option Agreement dated as of           between Tennessee Commerce Bancorp Inc., a Tennessee company (the “Company”) and

                                                                                                        (the “Optionee”).

The Board of Directors of Tennessee Commerce Bancorp has determined that the Optionee is one of the key employees of the Company, and that the objectives of the Company’s Stock Option Plan (the “Plan”) will be furthered by awarding to the Optionee Options under the Plan.  Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

In consideration of the foregoing and of the mutual undertakings set forth in this Nonqualified Stock Option Agreement, the Company and the Optionee agree as follows:

Section 1                Grant of Option

1.             The Company hereby grants to the Optionee an option (the “Option” to purchase         shares of Common Stock (“Common Stock”) of the Company, at a purchase price of $          per share.

2.             The Option granted hereby is intended to be a “nonqualified” stock option subject to the provisions of section 83 of the Code and is not intended to qualify as an “incentive stock option” subject to the provisions of Section 422 of the Code.

Section 2                Exerciseability

1.             The Option shall be exercisable for the cumulative number of shares and at the times provided in the following schedule:

Applicable Date	Cumulative Shares
December 31, 2000
December 31, 2001

2.             Subject to Section 4 and other terms of the Plan, the Option will terminate as to any and all shares of Common Stock for which the Option has not yet been exercised on December 31, 2010.

Signed, this                              day of

Tennessee Commerce Bancorp, Inc.	Optionee